UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2019

DEAN FOODS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DF	New York Stock Exchange

Item 1.03	Bankruptcy or Receivership

Voluntary Petition for Reorganization

On November 12, 2019 (the “Petition Date”), Dean Foods Company (“Dean Foods” or the “Company”) and substantially all of its wholly-owned subsidiaries (other than certain securitization subsidiaries) (the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for reorganization (collectively, the “Bankruptcy Petitions”) under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Southern Foods Group, LLC1. Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

The filing of the Bankruptcy Petitions constituted an event of default that accelerated our obligations under the documents governing the Senior Secured Revolving Credit Facility, the Receivables Securitization Facility and our 2023 Notes (each as defined in Item 2.04, and collectively, the “Debt Instruments”) and substantially all of our other indebtedness. Immediately after filing the Bankruptcy Petitions, we intend to begin notifying all known current or potential creditors of the Debtors of the bankruptcy filings.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Debtors, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases also automatically stayed the filing of most legal proceedings and other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Debtors’ bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Pursuant to Section 1102 of the Bankruptcy Code, the U.S. Trustee for the Southern District of Texas will appoint an official committee of unsecured creditors (the “Creditors’ Committee”) as soon as practicable following the filing of the Bankruptcy Petitions. The Creditors’ Committee will represent all unsecured creditors of the Debtors and has a right to be heard on all matters that come before the Court.

Debtor-In-Possession Financing

Pursuant to that certain commitment letter, dated as of November 11, 2019, between the Company and Coöperatieve Rabobank U.A., New York Branch (“Rabo”), Rabo has committed to provide approximately $425 million in debtor-in-possession financing, approximately $189 million2 of which will refinance existing term loans of the Company, on terms and conditions set forth in a proposed Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, as borrower, certain of the Debtors, the lenders from time to time party thereto (the “DIP Lenders”) and Rabo, as administrative agent and collateral agent for the DIP Lenders (in such capacities, the “DIP Agent”).

The proposed DIP Credit Agreement provides for a senior secured superpriority debtor-in-possession credit facility (the “DIP Facility”) consisting of (i) a new money revolving loan facility (“Revolving Credit Facility”) in an aggregate principal amount of approximately $234.8 million, which will be in the form of revolving loans (the “DIP Revolving Loans”) or, subject to a sub-limit of $25 million, the form of letters of credit (the “DIP Letter of Credit”) and (ii) upon the entry of the final DIP order, term loans (the “DIP Term Loans” and, together with the DIP Revolving Loans, the “DIP Loans”) refinancing the loans under the Senior Secured Revolving Credit Facility as of the Petition Date plus interest and fees that are accrued and unpaid prior to the date of entry of such order.

Our obligations under the proposed DIP Facility will be guaranteed by all of our subsidiaries that are Debtors in the Chapter 11 Cases. In addition, upon entry and subject to the terms of the interim DIP order approving the DIP Facility (or the final DIP order, when entered), the claims of the DIP Lenders will be (i) entitled superpriority administrative expense claim status and, subject to certain customary exclusions in the credit documentation, (ii) secured by (x) a perfected first priority lien on all property of the Loan Parties not subject to valid, perfected and non-avoidable liens in existence on the Petition Date, (y) a perfected first priority priming lien on collateral under the Senior Secured Revolving Credit Facility and (z) a perfected junior lien on all property of the Loan Parties and the proceeds thereof that are subject to valid, perfected and non-avoidable liens in existence on the Petition Date or valid and non-avoidable liens in existence on the Petition Date that are perfected subsequent to the Petition Date to the extent permitted by Section 546(b) of the Bankruptcy Code, in each case subject to a carve-out for the Debtors’ professional fees and certain liens permitted by the terms of the DIP Credit Agreement.

1 NTD – To be populated once known.

The scheduled maturity date of the proposed DIP Facility will be the nine-month anniversary following the Petition Date. However, the Borrower may elect to extend the scheduled maturity date by an additional three months subject to the satisfaction of certain conditions, including the payment of an extension fee of 0.50% of the aggregate principal amount of the DIP Loans then outstanding. The DIP Loans will bear interest at an interest rate per annum equal to, at the Company’s option (i) LIBOR plus 7.0% or (ii) the base rate plus 6.0%. In addition, borrowings under the DIP Revolving Facility will be limited to the lower of the maximum facility amount and borrowing base availability. The borrowing base availability amount will be equal to 65% of the appraised value of certain of our real property and equipment. Our ability to borrow will also be limited by the condition that our unrestricted cash (less budgeted disbursements for the immediately succeeding week and the carve-out) does not exceed $30 million after giving effect to such borrowing. Furthermore, upon entry of the interim DIP order and prior to the entry of the final DIP order, availability under the DIP Revolving Facility will not exceed $25 million.

Under the proposed DIP Credit Agreement, we will be able to make optional prepayments of the DIP Loans, in whole or in part, without penalty (other than applicable breakage and redeployment costs and the payment of certain other fees as more fully set forth in the DIP Credit Agreement). In addition, subject to certain exceptions and conditions described in the proposed DIP Credit Agreement, we will be obligated to prepay the obligations thereunder with the net cash proceeds of certain asset sales and with casualty insurance proceeds. Furthermore, we will be required to prepay obligations to the extent (i) revolving exposure under the proposed DIP Revolving Facility exceeds the greater of the revolving commitments and the borrowing base and (ii) our unrestricted cash (less budgeted disbursements for the immediately succeeding week and the carve-out) exceeds $30 million for a period of 5 consecutive business days.

The proposed DIP Credit Agreement will contain customary representations, warranties and covenants that are typical and customary for debtor-in-possession facilities of this type, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, voluntary payments of other indebtedness, investments, loans and advances, transactions with affiliates, sale and leaseback transactions and compliance with case milestones. The proposed DIP Credit Agreement also contains customary events of default, including as a result of certain events occurring in the Chapter 11 Cases. The DIP Credit Agreement will also require compliance with a variance covenant that compares actual operating disbursements and receipts and capital expenditures to the budgeted amounts set forth in the DIP budgets delivered to the DIP Agent and DIP Lenders on or prior to the closing date and updated periodically thereafter pursuant to the terms of the DIP Credit Agreement. The proposed DIP Credit Agreement is subject to approval by the Court and will be subject to customary conditions precedent, as well as the condition that the amendment to the Receivables Securitization Facility described below is completed.

Amendment to Receivables Securitization Facility

In connection with the Bankruptcy Petitions, the Debtors have reached an agreement with the lenders under the Company’s Receivables Securitization Facility and are seeking approval of the Court to amend and restate certain agreements governing the Company’s Receivables Securitization Facility to allow the facility to continue in effect (as amended) and for liquidity to continue to be available during the pendency of the Chapter 11 Cases. The amendment and restatement will permit the Debtors to, among other things, (i) modify certain covenants, representations, events of default and cross defaults arising as a result of the commencement of the Chapter 11 Cases, (ii) modify the other rights and obligations of the parties to the facility in order to give effect to, and in certain instances be subject to, orders of the Court from time to time, (iii) reduce the total size of the facility from $450 million to $425 million, with a corresponding reduction to availability thereunder, (iv) modify certain pricing terms and fees payable under the facility and (v) make certain other amendments, including in order to give effect to future issuances of letters of credit.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

As discussed in Item 1.03, on the Petition Date, the Debtors filed the Chapter 11 Cases in the Bankruptcy Court seeking relief under Chapter 11 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The commencement of the Chapter 11 Cases constituted an event of default under the instruments enumerated below, resulting in the acceleration of our payment obligations under those instruments, and triggering cross-default and/or cross-acceleration provisions in substantially all of our other debt instruments. As such, substantially all of our debt, with balances of approximately $1,123.5 million in the aggregate as of September 30, 2019, is in default and accelerated, but subject to stay under the Bankruptcy Code.

The filing of the Chapter 11 Cases constituted an event of default that accelerated the Debtors’ obligations under the following instruments and agreements:

•	the Indenture, dated as of February 25, 2015, among the Company, the guarantors named therein and our 6.50% senior notes due 2023 issued thereunder (our “2023 Notes”);

•	the Eighth Amended and Restated Receivables Purchase Agreement, dated as of February 22, 2019, by and among Dairy Group Receivables L.P. and Dairy Group Receivables II, L.P., as sellers; the servicers, companies and financial institutions listed therein; Coöperatieve Rabobank U.A., New York Branch, as agent (the “Receivables Securitization Facility”); and

•	the Credit Agreement, dated as of February 22, 2019, by and among the Company, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and the lenders party thereto (the “Senior Secured Revolving Credit Facility”).

The instruments and agreements described above provide that, as a result of the commencement of the Chapter 11 Cases, the financial obligations thereunder, including for the debt instruments any principal amount, together with accrued interest thereon, are immediately due and payable. However, any efforts to enforce the payment obligations under the Debt Instruments and such other instruments and agreements are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments and such other instruments and agreements are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Press Release

On November 12, 2019, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cleansing Material

In connection with a potential refinancing or restructuring of the Company‘s existing indebtedness (the “Transaction”), we entered into separate non-disclosure agreements (the “Non-Disclosure Agreements”) with certain holders of our notes issued under that certain Indenture, dated as of February 25, 2015, by and among the Company, as issuer, the guarantors thereto and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Restricted Parties”) to facilitate discussions regarding the Transaction. Pursuant to the Non-Disclosure Agreements, the Restricted Parties have been provided with confidential information regarding Dean Foods and its business (the “Cleansing Material”). We are obligated to disclose the Cleansing Material pursuant to the terms of the applicable Non-Disclosure Agreements. A copy of the Cleansing Material is furnished as Exhibit 99.2 to this report. The Cleansing Material contains all confidential information delivered to the Restricted Parties that constituted material non-public information regarding Dean Foods.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by Dean Foods under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this Form 8-K are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I — Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 as well as the additional factors included below. You should carefully consider the risks and uncertainties described under these sections.

A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance, including but not limited to:

•	our ability to continue as a going concern;
•	our ability to successfully consummate the planned sale of the business pursuant to Section 363 of the Bankruptcy Code to any potential acquirer through an auction process in Chapter 11 and if consummated, to obtain an adequate price;
•	our ability to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy;
•	the effects of the Chapter 11 Cases on us and on the interests of various constituents;
•	bankruptcy court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;
•	the length of time the Company will operate under the Chapter 11 Cases;
•	risks associated with third-party motions in the Chapter 11 Cases;
•	the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;
•	increased legal and other professional costs necessary to execute our reorganization;
•	the conditions to which our debtor-in-possession financing is subject, including the condition that the amendment to Receivables Securitization Facility described herein be completed, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;
•	the consequences of the acceleration of our debt obligations;
•	employee attrition and our ability to retain senior management and key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 Cases;
•	our ability to comply with the restrictions imposed by our DIP Credit Agreement, our Receivables Securitization Facility and other financing arrangements;
•	the likely cancellation of our common stock in the Chapter 11 Cases;
•	the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases;
•	the diversion of management’s attention as a result of the Chapter 11 Cases; and
•	volatility of our financial results as a result of the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2019
99.2	Cleansing Material
104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019

DEAN FOODS COMPANY.

By:	/s/ Kristy N. Waterman
Kristy N. Waterman
Senior Vice President, General Counsel